For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293
Press Release

CHATHAM, CERBERUS CLOSE INNKEEPERS ACQUISITIONS

PALM BEACH, Fla. (October 27, 2011) – Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium-branded, select-service hotels, and affiliates of Cerberus Capital Management, L.P., a private investment firm, today announced that they have completed the acquisition of 64 hotels from affiliates of Innkeepers USA Trust.

The joint venture between Cerberus and Chatham acquired the 64 hotels, aggregating 8,329 rooms, for a total gross purchase price of approximately $1.02 billion, including the assumption of approximately $675 million of mortgage debt on 45 of the hotels with a weighted average interest rate of 6.71 percent and maturing in 2017. The other 19 hotels are unencumbered. The purchase price per room, net of cash reserves, was approximately $118,000 per room/suite.

Chatham owns an approximate 10.3 percent interest in the joint venture and funded its $37 million investment in the joint venture with borrowings under its senior secured revolving credit facility. Chatham will provide certain asset management services to the joint venture and will receive a promote interest based on meeting certain return thresholds. All costs of operating the joint venture will be paid by the joint venture.

All but one of the 64 acquired hotels will continue to be managed by Island Hospitality Management, a hotel management company that is 90-percent owned by Jeffrey H. Fisher, Chatham’s chief executive officer and president.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia, holds a minority investment in a joint venture that owns 64 hotels with 8,329 rooms/suites and has one additional hotel comprising 174 rooms/suites under contract to purchase. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

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Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 27, 2011, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Fact Sheet
Hotels Acquired by Cerberus-Chatham Lodging Trust Joint Venture

#	Hotel	Location	State	Rooms
1	Boston Bulfinch	Boston	MA	79

2	Courtyard by Marriott	Ft. Lauderdale	FL	136

3	Courtyard by Marriott	Atlantic City	NJ	206

4	Courtyard by Marriott	Montvale	NJ	184

5	Embassy Suites	Santa Clarita	CA	156

6	Gatehouse Suites	Indianapolis	IN	88

7	Gatehouse Suites	East Lansing	MI	60

8	Gatehouse Suites	Grand Rapids	MI	96

9	Gatehouse Suites	Troy	MI	152

10	Hampton Inn	Naples	FL	107

11	Hampton Inn	Westchester	IL	112

12	Hampton Inn	Louisville	KY	173

13	Hampton Inn	Woburn	MA	99

14	Hampton Inn	Columbia	MD	83

15	Hampton Inn	Germantown	MD	178

16	Hampton Inn	Islandia	NY	120

17	Hampton Inn	Willow Grove	PA	150

18	Hyatt Summerfield Suites	Belmont (Silicon Valley)	CA	132

19	Hyatt Summerfield Suites	El Segundo	CA	122

20	Hyatt Summerfield Suites	Mt. Laurel	NJ	116

21	Hyatt Summerfield Suites	Dallas (Addison )	TX	132

22	Hyatt Summerfield Suites	Dallas (Las Colinas)	TX	148

23	Residence Inn by Marriott	Fremont (Silicon Valley)	CA	80

24	Residence Inn by Marriott	Mountain View (Silicon Valley)	CA	112

25	Residence Inn by Marriott	Ontario	CA	200

26	Residence Inn by Marriott	San Jose (Silicon Valley)	CA	80

27	Residence Inn by Marriott	San Jose (Silicon Valley)	CA	150

28	Residence Inn by Marriott	San Mateo (Silicon Valley)	CA	160

29	Residence Inn by Marriott	Sunnyvale (Silicon Valley)	CA	231

30	Residence Inn by Marriott	Sunnyvale (Silicon Valley)	CA	247

31	Residence Inn by Marriott	Denver	CO	159

32	Residence Inn by Marriott	Denver (Englewood)	CO	128

33	Residence Inn by Marriott	Shelton	CT	96

34	Residence Inn by Marriott	Windsor	CT	96

35	Residence Inn by Marriott	Altamonte Springs	FL	128

36	Residence Inn by Marriott	Atlanta	GA	160

37	Residence Inn by Marriott	Atlanta (Norcross)	GA	120

38	Residence Inn by Marriott	Chicago (O’Hare)	IL	192

39	Residence Inn by Marriott	Lexington	KY	80

40	Residence Inn by Marriott	Louisville	KY	96

41	Residence Inn by Marriott	Gaithersburg	MD	132

42	Residence Inn by Marriott	Portland	ME	78

43	Residence Inn by Marriott	Detroit (Livonia)	MI	112

44	Residence Inn by Marriott	Troy (Madison Heights)	MI	96

45	Residence Inn by Marriott	Cherry Hill	NJ	96

46	Residence Inn by Marriott	Saddle River	NJ	174

47	Residence Inn by Marriott	Binghamton	NY	72

48	Residence Inn by Marriott	Harrisburg	PA	122

49	Residence Inn by Marriott	Dallas (Addison )	TX	150

50	Residence Inn by Marriott	Dallas (Arlington)	TX	114

51	Residence Inn by Marriott	Richmond	VA	104

52	Residence Inn by Marriott	Richmond	VA	80

53	Residence Inn by Marriott	Bellevue	WA	120

54	Residence Inn by Marriott	Bothell	WA	120

55	Residence Inn by Marriott	Lynnwood	WA	120

56	Residence Inn by Marriott	Seattle	WA	144

57	Sheraton	Rockville	MD	154

58	Sheraton Four Points	Ft. Walton Beach	FL	216

59	Stay Inn	Lombard	IL	128

60	Stay Inn	Schaumburg	IL	128

61	Stay Inn	Ft. Wayne	IN	80

62	Stay Inn	Albany	NY	126

63	Towne Place Suites by Marriott	Horsham	PA	95

64	Westin	Morristown	NJ	224

Total				8,329